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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated January 16, 1998 relating to the consolidated financial statements of Storage Dimensions, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the headings "Selected Historical Financial Information" and "Experts" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Information".

                                                /s/ PRICE WATERHOUSE LLP

San Jose, California
March 9, 1998